EXHIBIT 99.1

[ANALYTICAL SURVEYS LOGO]	P R E S S R E L E A S E

Contacts:	Analytical Surveys, Inc.	Pfeiffer High Public Relations, Inc.
	J. Norman Rokosh	Geoff High
	Chief Executive Officer	303/393-7044
	nrokosh@anlt.com	geoff@pfeifferhigh.com

ANALYTICAL SURVEYS REPORTS YEAR-END RESULTS

SAN ANTONIO, Texas — December 29, 2003—Analytical Surveys, Inc. (Nasdaq SmallCap Market-ANLT), the leading provider of utility-industry data collection, creation and management services for the geographic information systems (GIS) markets, today announced financial results for its fiscal year ended September 30, 2003.

Revenue for the fiscal year was $15.0 million compared with $19.1 million in fiscal 2002. Net loss available to common shareholders was $3.9 million, or $4.75 per diluted share, versus net earnings available to common shareholders of $4.5 million, or $2.42 per diluted share, last year. Net earnings in 2002 were impacted by several non-operational items, including a substantial gain on the extinguishment of debt and a significant income tax benefit. Net loss in 2003 incorporated several costs associated with consolidation of the Company’s operations, including the closure of ASI’s Indianapolis facility and the relocation of its headquarters to San Antonio, Texas.

The decline in 2003 revenue was attributed to sluggishness within the domestic GIS market. This resulted in a decrease in the quantity and size of contracts on which the Company has been working. ASI ended fiscal 2003 with an order backlog of $7.9 million versus $19.5 million at the end of last year.

Norman Rokosh, president and CEO, said, “Spending on IT services by our utility market customers has been slower to accelerate than the broader economy. However, we are currently experiencing a notable increase in customer interest for our new GIS data-maintenance services. We have achieved a significant increase in new service contracts signed since our September 30, fiscal year end.

“We are gratified by our success during the past year at reducing costs and improving corporate efficiencies,” Rokosh added. “Collectively, G&A expense, salaries and subcontractor costs were down 23% from fiscal 2002 levels. We also resolved several administrative issues that proved a significant drain on management’s time and attention. In April, we regained compliance with Nasdaq’s listing requirements, and in September we finalized a successful settlement with the Securities and Exchange Commission regarding the 1999 restatement of ASI’s financial results.

Subsequent to our fiscal year end, we announced we had prevailed in an arbitration case brought by two former owners of our Texas subsidiary relating to a 1998 acquisition by ASI.

“With these issues behind us and signs of increased market activity on the horizon, we are encouraged about the prospects for the coming year,” Rokosh said. “Finally, I would like to thank our employees, our industry partners and our shareholders for their continued support of ASI.”

Analytical Surveys Inc. provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of information and technology assets. ASI is headquartered in San Antonio, Texas and maintains operations in Waukesha, Wisconsin. For more information, visit www.anlt.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company’s actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business— “risk factors” and elsewhere in the Company’s Annual Report on Form 10-K.

ANALYTICAL SURVEYS, INC.

AND SUBSIDIARIES

Consolidated Balance Sheets

September 30, 2003 and 2002

(In thousands)

	2003	2002
Assets
Current assets:
Cash and cash equivalents	$1,952	3,114
Accounts receivable, net of allowance for doubtful accounts of $100 and $479	3,029	2,444
Revenue earned in excess of billings	6,112	8,915
Prepaid expenses and other	166	184

Total current assets	11,259	14,657

Equipment and leasehold improvements:
Equipment	4,896	6,296
Furniture and fixtures	484	484
Leasehold improvements	267	267

	5,647	7,047
Less accumulated depreciation and amortization	(5,126)	(6,201)

Net equipment and leasehold improvements	521	846

Total assets	11,780	15,503

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	74	270
Billings in excess of revenue earned	162	887
Accounts payable and other accrued liabilities	3,301	2,214
Accrued payroll and related benefits	958	1,576

Total current liabilities	4,495	4,947

Long-term debt, less current portion	1,953	1,960
Redeemable preferred stock; no par value. Authorized 2,500 shares; 1,600 shares issued and outstanding at September 30, 2003 (liquidation value $1,600)	1,450	800

Total long-term liabilities	3,403	2,760

Total liabilities	7,898	7,707

Stockholders’ equity:
Common stock, no par value. Authorized 10,000 shares; issued and outstanding 824 and 824 shares	33,039	33,039
Accumulated deficit	(29,157)	(25,243)

Total stockholders’ equity	3,882	7,796

Commitments and contingencies

Total liabilities and stockholders’ equity	$11,780	15,503

ANALYTICAL SURVEYS, INC.

AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended September 30, 2003 and 2002

(In thousands, except per share amounts)

	2003	2002
Revenues	$14,973	19,072

Costs and expenses:
Salaries, wages and benefits	8,903	13,081
Subcontractor costs	3,540	3,617
Other general and administrative	4,738	5,504
Bad debts (recoveries)	(28)	68
Depreciation and amortization	482	915
Severance and related costs	410	97
	18,045	23,282

Loss from operations	(3,072)	(4,210)

Other income (expense):

Interest expense, net	(356)	(277)
Other, net	82	147
Gain on extinguishment of debt, net of tax	—	11,708

	(274)	11,578

Earning (loss) before income taxes	(3,346)	7,368

Income tax expense (benefit)	—	(1,240)

Earnings (loss) before cumulative effect of a change in accounting principle	(3,346)	8,608

Cumulative effect of a change in accounting principle	—	(3,557)

Net earnings (loss)	(3,346)	5,051

Accretion of discount and dividends on preferred shares	(568)	(560)

Net earnings (loss) available to common shareholders	$(3,914)	4,491

ANALYTICAL SURVEYS, INC.

AND SUBSIDIARIES

Consolidated Statements of Operations (cont.)

Years ended September 30, 2003 and 2002

(In thousands, except for per share amounts)

	2003	2002
Basic earnings (loss) per common share:
Income (loss) before cumulative effect of a change in accounting principle	$(4.75)	11.01
Cumulative effect of a change in accounting principle	—	(4.87)

Net earnings (loss) available to common shareholders	$(4.75)	6.14

Diluted earnings (loss) per common share:
Income (loss) before cumulative effect of a change in accounting principle	$(4.75)	4.33
Cumulative effect of a change in accounting principle	—	(1.91)

Net earnings (loss) available to common shareholders	$(4.75)	2.42

Weighted average common shares:
Basic	824	731

Diluted	824	1,859

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